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                                                                   EXHIBIT 10.17


                          SUBLEASE
[CB RICHARD ELLIS LOGO]
                          CB RICHARD ELLIS, INC.
                          BROKERAGE AND MANAGEMENT
                          LICENSED REAL ESTATE BROKERS

1.       PARTIES.
         This Sublease dated November 2, 1998 is made between DATAWORKS CORPORATION ("Subleasor"), and FIREPOND, INC. a Minnesota Corporation ("Subleassee").

2.       MASTER LEASE.

         Subleassor is the leasee under a written lease dated September 6, 1996, wherein INTERACTIVE GROUP, INC. ("Lessor") leased to Subleesor the real property located in the City of Bloomington, County of Henneyln, State of Minnesota described as Riverview Office Tower 8009 34th Avenue South ("Master Premises"). Said lease has been amended by the following amendments: None. Said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto Exhibit "A".

3.       PREMISES.

         Subleasee hereby subleeses to Subleasor on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): Suite 1000, an approximate 12,113 square foot office suite on the 10th floor of Riverview Office Tower.

4.       WARRANTY BY SUBLEASOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor be in default or breach of any of the provisions of the Master Lease.

5.       TERM.

         The term of this Sublease shall commence on December 1, 1998 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on January 31, 2002 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Subleasor does not deliver Possession to Sublessee on the actual commencement of the Term, Subleesor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Subleasor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Subleasor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Subleasor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability in Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without hesitation the payment of rent.

6.       RENT.

         6.1 Minimum First. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at Dataworks Corporation, 5910 Pacific Center Boulevard, San Diego, CA 92121 or at such other place as Subleasor shall designate from time to time by notice to Sublessee, the sum of Eight Thousand Seven Hundred Seventy-One and 83/100 Dollars ($8,771.83) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Eight Thousand Seven Hundred Seventy-One and 83/100 Dollars ($8,771.83) as rent for December 1998. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a par diem basis. Additional provisions:

         6.2 Operating Costs. If the Master Lease required Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Cost"), including but



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                  not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent one hundred percent (100%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable to Sublessor to Lessor. If the Master Lease provides for the payment of Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner, and if any such adjustment shall occur after the expiration or earlier termination of the term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term. The 1998 estimated Tax and Operating Expenses total $10.31 per rentable square foot which equates to $10,407.08 per month.

7.       SECURITY DEPOSIT.

         Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Eight Thousand Seven Hundred Seventy-One and 83/100 Dollars ($8,771.83) as security for Sublessee's faithful performance of Sublessee's obligation hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessor's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Subleasor so uses any portion of the Security Deposit, Sublessee shall within ten (10) days after written demand by Sublessor, restore the Security deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit deposited from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in the Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligation hereunder, the Security Deposit or so much hereof as had not therefore been applied by Sublesssor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.       USE OF PREMISES.

         The Premises shall be used and occupied only for general office use to include the development, sales and support of enterprise sales/marketing software, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.      OTHER PROVISIONS OF SUBLEASE.

         All applicable terms and conditions of this Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the leasor thereunder, Sublessee the leasee thereunder, and the Premises the Master Premises, except for the following: (See attached Addendum). Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term of the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee in the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damages suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Subleasor shall not constitute a default or breach hereunder.

11.      ATTORNEY'S FEES.

         If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.      AGENCY DISCLOSURE.

         Subleassor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except:
         David J. Marsohinke of CB Richard Ellis, Inc. who represents DATAWORKS CORPORATION and Mark McCarv of CB RICHARD ELLIS, INC., who represents FIREPOND, INC. In the event that CB RICHARD ELLIS, INC., represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.



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13.      COMMISSION.

         Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of Fifty-Four Thousand Five Hundred Eight and 50/100 Dollars ($54,508.50) for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of the Sublease for the purpose of enforcing its right to said commission.

14.      NOTICES.

         All notices and demands which may or are to be required or permitted to be given by either party on the hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Subleasor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

         To Subleassor:    Mr. Jon R. Johnson
                           Director of Corp. Facilities
                           Dataworks Corp.
                           6910 Pacific Center Blvd.
                           San Diego, CA 92121

         To Sublessee:     Mr. Tom Carretta
                           General Counsel
                           Firepond, Inc.
                           Riverview Office Tower #1000
                           8009 34th Avenue South
                           Bloomington, MN  55425

15.      CONSENT BY LESSOR.

         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR IN ACCORDANCE WITH SECTION 14C OF THE MASTER LEASE.

16.      COMPLIANCE.

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement including, but not limited to, the 198a Civil Rights Act and all amendments thereof, the Foreign Investment in the Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and Americans With Disabilities Act.


SUBLESSOR:  DATAWORKS CORPORATION       SUBLESSEE:  FIREPOND, INC.

By:  /s/ [Signature Illegible]          By:  /s/ Klaus P. Besier
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Title:  EVP and CFO                     Title:  President and CEO
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By:                                     By:
     ------------------------------          ------------------------------

Title:                                  Title:
        ---------------------------             ---------------------------

Date:  11-9-98                          Date:  11-4-98
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              LESSOR'S CONSENT TO SUBLEASE (See separate document)


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CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Richard Ellis, Inc. as to the legal sufficiency or tax consequences of this document or the transaction for which it relates. These are questions for your attorney or account.


In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
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